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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 1996

                        Commission file number: 0-14437

                  PRUDENTIAL REALTY ACQUISITION FUND II, L.P.
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             (Exact name of Registrant as specified in its charter)

Delaware                                               13-3236335
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(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

One Seaport Plaza, New York, New York                     10292-0116
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

                                      N/A
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   Former name, former address and former fiscal year, if changed since last report.

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Item 2.  Acquisition or Disposition of Assets
   Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership (``Partnership''), sold for cash the Partnership's interest in Eight Forge Park, a 102,000 square foot single-story research and development building located in Franklin, Massachusetts, on August 30, 1996 for a gross sales price of $5,060,000 less costs to sell and pro-rations of approximately $135,000. The gross sales price was in excess of the appraised value. The purchaser of the Eight Forge Park property was MGI Properties, a Massachusetts business trust (``MGI''). A distribution will be made in September 1996 in the amount of $100.00 per $1,000 Unit from the sale of the Eight Forge Park property with the remainder of the net proceeds being held to meet future Partnership obligations and contingencies, if any.

Item 7.  Financial Statements and Exhibits
         (b)  Pro Forma Financial Information
              On a pro forma basis, if the sale of the Eight Forge Park property had been consummated on June 30, 1996, the Partnership's Statement of Financial Condition as of such date would have reflected an increase in cash of approximately $4,925,000, a decrease in property held for sale of approximately $3,816,000 and an increase in partners' capital of approximately $1,109,000 representing the gain on the sale. For the Statement of Operations, if the transaction were consummated on January 1, 1995, the Partnership's net loss for 1995 would have increased by approximately $414,000 or by $9.31 to $39.25 per limited partnership unit. For the Statement of Operations, if the transaction were consummated on January 1, 1996, the Partnership's net loss for the six months ended June 30, 1996 would have increased by approximately $242,000 or by $5.44 to $15.75 per limited partnership unit. These pro forma adjustments for the Statement of Operations exclude the Partnership's non-recurring gain on the sale.

         (c)  Exhibits
              10 (m) Real Estate Sale Contract dated July 3, 1996 by and between the Registrant and MGI Properties (filed herewith)
              10 (n) First Amendment to Real Estate Contract dated August 27, 1996 by and between the Registrant and MGI 8 Forge Park, Inc. (filed herewith)

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prudential Realty Acquisition Fund II, L.P.
a Delaware Limited Partnership
(Registrant)

By: Prudential Realty Partnerships, Inc.
    General Partner
     By: /s/ Kevin R. Smith                      Date: September 13, 1996
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     Kevin R. Smith
     Vice President

By: Prudential-Bache Properties, Inc.
    General Partner
     By: /s/ Chester A. Piskorowski               Date: September 13, 1996
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     Chester A. Piskorowski
     Vice President

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